Exhibit 99.1

Equinox Fund Management, LLC

Statement of Financial Condition

December 31, 2015

Contents

Independent Auditor’s Report	1
Statement of Financial Condition	2
Notes to Statement of Financial Condition	3 - 13

Independent Auditor’s Report

To the Executive Committee

Equinox Fund Management, LLC

Report on the Financial Statement

We have audited the accompanying financial statement of Equinox Fund Management, LLC (the Company), which comprise the statement of financial condition as of December 31, 2015, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Equinox Fund Management, LLC as of December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Denver, Colorado

April 27, 2016

Equinox Fund Management, LLC

Statement of Financial Condition

December 31, 2015

ASSETS
Cash and cash equivalents	$2,021,777
Investment in Guggenheim Partners Covered Call Fund, LP	48,260,054
Investments in affiliates	5,989,608
Accounts receivable	55,116
Due from affiliates	4,159,303
Property and equipment, net	388,030
Prepaids and other assets	317,538

Total assets	$61,191,426

LIABILITIES & MEMBERS’ CAPITAL
LIABILITIES
Accounts payable	$4,518,918
Swap liability	48,260,054
Settlement liabilities	6,650,067
Deferred service fee revenue	24,251
Accrued expenses	107,815
Due to affiliates	157,627

Total liabilities	59,718,732

COMMITMENTS AND CONTINGENCIES (Note 6)
MEMBERS’ CAPITAL (Note 5)	1,472,694

Total liabilities and members’ capital	$61,191,426

See Notes to Statement of Financial Condition.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) is a majority owned subsidiary of Equinox Financial Group (EFG) and was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including the Series of Equinox Frontier Funds (the Trust), which consists of eight separate Series (collectively, the Series). The Company serves as the registered investment adviser to each of the Series. The Company served as investment advisor to certain mutual funds including Equinox MutualHedge Futures Strategy Fund (MH) and the mutual funds offered under the Equinox Funds Trust (the Funds), each a registered mutual fund (collectively, the Mutual Funds). As of August 21, 2015, the Company was no longer the advisor to the Mutual Funds. As of October 14, 2015, the Company was no longer the advisor to MH.

As of December 31, 2015 the Company has two classes of capital investors, as defined in the Operating Agreement of the Company (the Agreement), as amended and restated on December 31, 2015.

“Class B Member” shall mean that entity, as defined in the Agreement, which made the start-up capital contributions to the Company.

“Preferred Member” shall mean the Person(s) issued Preferred Membership Interests, with all the rights and obligations pertaining thereto described in the Agreement.

Certain capitalized terms included in these notes to statement of financial condition are defined in the Agreement.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) as detailed in the Financial Accounting Standards Boards’ (FASB) Accounting Standards Codification, referred to as ASC or the Codification.

Use of estimates: The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates, and such differences could be material.

Cash and cash equivalents: The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. The Company maintains deposits with financial institutions in amounts that are in excess of federally insured limits; however, the Company does not believe it is exposed to any significant credit risk.

Investment transactions and valuation: The Company accounts for its investments under the fair value method of accounting. Transactions are recorded on a trade date basis and the Company recognizes its pro rata share of the earnings or losses from each investment as of the end of each calendar month. The Company’s investments in the Series and Mutual Funds are recorded using an unadjusted published daily net asset value, and as such these investments are recorded at fair value.

Investment in Guggenheim Partners Covered Call Fund, LP: On December 9, 2011, the Company purchased a limited partnership interest in the Guggenheim Partners Covered Call Fund, LP (the Guggenheim Fund) for $50,000,000, pursuant to a swap agreement with Scotia Capital, a division of the Bank of Nova Scotia. The Company holds the investment as custodian for Scotia Capital and will

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

receive automatic quarterly redemptions as outlined in the LP agreement, through December 31, 2016, the scheduled redemption date. These redemptions will be remitted entirely to Scotia Capital upon receipt. In exchange for the services provided related to this agreement, the Company earns a management fee at an annualized rate of 0.30% of the capital balance of the investment. The investment in the Guggenheim Fund may be redeemed in whole or in part on the last day of each month with at least thirty days prior written notice to the general partner of the Guggenheim Fund. However, the general partner may suspend or limit redemption rights if such redemptions are deemed not reasonably practicable. The investment in the Guggenheim Fund is recorded at fair value based on the reported net asset value of the Guggenheim Fund.

Swap liability: On December 9, 2011, the Company entered into a derivative swap transaction with Scotia Capital, a division of the Bank of Nova Scotia. Pursuant to the terms of the agreement, the Company purchased a partnership interest in the Guggenheim Fund and will receive automatic quarterly redemptions from the Guggenheim Fund which will then be remitted entirely to Scotia Capital. Scotia Capital may terminate the agreement prior to the stated redemption date by providing written notice to the Company at least one business day in advance. The balance owed to Scotia Capital under the agreement is recorded at fair value which represents the net asset value of the investment in the Guggenheim Fund.

Property and equipment: Property and equipment includes furniture, fixtures, computer equipment, and computer software. The Company capitalizes qualifying internally developed software costs, which are principally incurred during the application development stage. Property and equipment are recorded at cost and depreciated on straight-line method over useful lives ranging from three to seven years. The following outlines property and equipment as of December 31, 2015:

Property and equipment
Furniture, fixtures and equipment	$957,057
Computer software	451,531

1,408,588
Less: Accumulated Depreciation	(1,020,558)

Total property and equipment, net	$388,030

When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income. Maintenance and repair costs are charged to expense as incurred.

Impairment of long-lived assets: The Company reviews long-lived assets, consisting of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairments were identified for the year ended December 31, 2015.

Income taxes: The Company’s income and losses are included in the income tax returns of its members. Accordingly, the statement of financial condition contains no provision for payment or refund of federal or state income taxes.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

The FASB provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. For the year ended December 31, 2015 management has determined that there are no material uncertain tax positions. The Company is not subject to examination by US federal and state tax authorities for tax years before 2012.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of investments in the Guggenheim Fund, the Trust, the Mutual Funds, receivables, prepaid expenses and the swap liability which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of liabilities recorded at contracted amounts that approximate fair value.

Deferred service fee revenue: The Company receives each month an amount from the Trust equal to twelve months of service fees calculated upon new Class 1 investments in the Trust. The service fees are earned ratably over the year, and the unearned portion is recorded as deferred service fee revenue (see Note 4).

Concentrations of credit risk: The Company derives the majority of its revenue from related parties or affiliated entities (see Note 4).

Recently Issued Accounting Pronouncements: In May 2015, the FASB issued ASU No. 2015-07, “Fair Value Measurement (Topic 820) — Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).” ASU No. 2015-07 removes the requirement to include investments in the fair value hierarchy for which the fair value is measured at NAV using the practical expedient under “Fair Value Measurements and Disclosures (Topic 820).” ASU No. 2015-07 is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. ASU No. 2015-07 is required to be applied retrospectively to all periods presented beginning in the year of adoption. Early adoption is permitted. Since ASU No. 2015-07 will only impact the Company’s disclosures, adoption will not affect the Company’s statement of financial condition.

Note 2.	Fair Value Measurements

The Company uses the following hierarchy in determining fair value measurements for applicable assets and liabilities.

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Company uses the following methodologies to value assets and liabilities at fair value:

Investment in the Guggenheim Fund: Depending on the redemption options available, as a practical expedient it may be possible that the reported net asset value (NAV) represents fair value based on observable data such as ongoing redemption and/or subscription activity. In these cases, the NAV is considered as a level 2 input. However, certain funds may provide the manager with the ability to suspend or postpone redemptions (a “gate”), or a “lock-in period” upon initial subscription, within which the Company may not redeem in a timely manner. In the case of the imposition of a gate, if a “lock-in period” in excess of 3 months is remaining at the statement of financial condition date, or if the Company may not redeem its holding in the fund within 3 months or less, the Company’s ability to validate or verify the NAV through redeeming is impaired, and the investment is classified as level 3.

The net asset value of the owned unit in the Guggenheim Fund is reported on a monthly basis from the Guggenheim Fund’s General Partner. On a quarterly basis the Company’s management and general council perform a retrospective review of the net asset values provided as compared to the quarterly distributions received per the terms outlined in the LP agreement. Per the terms of the LP agreement, the Company may make withdrawals of its capital balance on the last day of each month, upon providing 30 days written notice to the General Partner. However, the General Partner may suspend or limit withdrawal rights when there exists, in the opinion of the General Partner, a state where the disposal of the Partnership’s assets would not be reasonably practicable. Due to the ability of the General Partner to suspend withdrawals, the ability to validate or verify the NAV through redeeming may be impaired. Therefore, the investment and the resulting swap liability are classified as level 3.

The Series and Mutual Funds: The Company’s investments in the Series and Mutual Funds are recorded based upon unadjusted published daily net asset values for the identical asset. These investments are reported at fair value using level 1 inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those investments.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

The following table represents the Company’s fair value hierarchy for those assets measured at fair value on a recurring basis as of December 31, 2015:

	Fair Value Measurements
		Quoted Prices	Significant
		in Active	Other	Significant
	Fair Value at	Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
	2015	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment in the Guggenheim Fund	$48,260,054	$—	$—	$48,260,054
Investment in the Series	5,798,148	5,798,148	—	—
Investment in the Mutual Funds	191,460	191,460	—	—

Total assets measured at fair value	$54,249,662	$5,989,608	$—	$48,260,054

Liabilities:
Swap liability	$(48,260,054)	$—	$—	$(48,260,054)

Total liabilities measured at fair value	$(48,260,054)	$—	$—	$(48,260,054)

The Company assesses the levels of the investments at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Company’s accounting policies regarding the recognition of transfers between levels of the fair value hierarchy. There were no transfers among levels 1, 2 or 3 during the year.

The following table presents a reconciliation of activity for the Level 3 financial instruments:

	Investment in the
	Guggenheim Fund	Swap liability
Balance, beginning of year	$49,561,775	$49,561,775
Transfers into Level 3	—	—
Purchases	—	—
Proceeds from distributions	(1,899,375)	(1,899,375)
Net realized gain/(loss)	—	—
Net change in unrealized appreciation	597,655	597,655

Balance, end of year	$48,260,054	$48,260,054

Note 3.	Investments in the Series

The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment is in unregistered capital units. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has agreed with several state regulatory authorities that it will also maintain a 1% interest in the capital of the Frontier Long/Short Commodity Series, as well as the aggregate capital of the Balanced Series class 2a. Investments in the Series of the Trust as of December 31, 2015 are presented below:

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

		Information of the Investee Series of Equinox Frontier Funds
		as of and for the year ended December 31, 2015
	Investment Value					Total Owner’s
	As of			Total	Non-Controlling	Capital Net of Non-	Equinox % of	Results of
Series	31-Dec-15	Assets	Liabilities	Capital	Interest	Controlling Interest	Ownership	Operations
Equinox Frontier Balanced Fund	$1,621,187	$91,069,226	$947,502	$90,121,724	$1,151,741	$88,969,983	1.82%	$(1,492,595)
Equinox Frontier Winton Fund	44,961	41,615,649	306,455	41,309,194	6,367,651	34,941,543	0.13%	(2,160,638)
Equinox Frontier Select Fund	8,813	19,996,286	83,696	19,912,590	6,816,535	13,096,055	0.07%	(730,624)
Equinox Frontier Heritage Fund	74,327	15,625,364	150,842	15,474,522	3,933,920	11,540,602	0.64%	(450,548)
Equinox Frontier Long/Short Commodity Fund	654,915	13,195,609	102,758	13,092,851	—	13,092,851	5.00%	(1,458,094)
Equinox Frontier Diversified Fund	2,649,223	56,164,247	449,281	55,714,966	—	55,714,966	4.75%	2,585,692
Equinox Frontier Masters Fund	744,722	23,001,628	173,329	22,828,299	—	22,828,299	3.26%	(462,243)

	$5,798,148	$260,668,009	$2,213,864	$258,454,145	$18,269,847	$240,184,298	2.41%	$(4,169,050)

The Company is the Trust’s Managing Owner, as defined in the Agreement. The Company does not consolidate the financial statements of the Trust, as its ownership is de-minimus and it does not control the Trust. Additionally, the non-managing owners have the ability to remove the Company based upon a simple majority vote.

Note 4.	Related Party Transactions

Promissory notes payable: The Company issued three unsecured notes payable to EFG, an affiliate of the Company, in exchange for cash holdings, with face amounts of $500,000, $1,000,000, and $250,000 on September 19, 2013, October 16, 2013, and February 21, 2014, respectively. The notes bore interest at the federal funds rate with interest payable annually on January 1st. The notes, including accrued interest, were fully payable upon maturity on September 19, 2018, October 16, 2018, and February 21, 2019, respectively. However, EFG retained the right to call the notes given 10 days written notice. Pursuant to the acknowledgement of contribution agreement, these notes were cancelled by EFG as of August 31, 2015 and the full balance of the notes was converted to an equity contribution in the company in the amount of $1,750,000. Interest payable to EFG on these notes in the amounts of $12,408 is included in due to affiliates on the statement of financial condition.

The Company issued a promissory note to EFG effective May 1, 2015 in the amount of $895,453 in exchange for the redemption of 201,745 shares of Common Stock of the Company. As of December 31, 2015, this note was cancelled and the full remaining balance of the note was converted to a Preferred Membership Interest capital contribution in the amount of $814,007.

The Company issued a promissory note to TBG effective May 1, 2015 in the amount of $5,116,872 in exchange for the Company exercising its option in accordance with the Agreement to redeem all Class C and Class D Membership Interest. As of December 31, 2015, this note was cancelled and the full remaining balance of the note was converted to a Preferred Membership Interest capital contribution in the amount of $3,838,053.

Fees related to the Trust:

Management fees: Each Series of the Trust pays to the Company a monthly management fee equal to a certain percentage of such Series’ notional value, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Equinox Frontier Balanced Fund Class 1 and 2, 1.0% for the Equinox Frontier Balanced Fund Class 1a, 2a, and 3a, 0.75% for the Equinox Frontier Diversified Fund, 2.0% for the Equinox Frontier Winton Fund, Equinox Frontier Masters Fund and Equinox Frontier Long/Short Commodity Fund Classes 1a, 2a, and 3a, 2.5% for the Equinox Frontier Select Fund and Equinox Frontier Heritage Fund, and 3.5% for the Equinox Frontier Long/Short Commodity Fund Classes 1, 2, and 3. As of December 31, 2015, $402,942 is due from the Series for management fees and is included in due from affiliates on the statement of financial condition.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Trading fees: Each Series pays to the Company a monthly trading fee equal to a certain percentage of such Series’ net assets, calculated on a daily basis. The annual rate of the trading fee is up to 0.75% for the Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Heritage Fund, Equinox Frontier Winton Fund, and Equinox Frontier Long/Short Commodity Fund (Classes 1, 2, and 3). The Equinox Frontier Diversified Fund, Equinox Frontier Masters Fund, and Equinox Frontier Long/Short Commodity Fund (Classes 1a, 2a, and 3a) trading fees are up to 2.25% of such Series net assets and a custodial/due diligence fee of 0.12% of such Series’ net assets is also incurred by these Series, calculated daily, which the Company pays to the selling agents of the Trust. As of December 31, 2015, $264,598 is due from the Series and is included in due from affiliates on the statement of financial condition.

Incentive fees: In addition, some Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Heritage Fund, and Equinox Frontier Long/Short Commodity Fund employ multiple trading advisors, these Series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Equinox Frontier Balanced Fund and Equinox Frontier Diversified Fund and 20% for the Equinox Frontier Winton Fund, Equinox Frontier Select Fund, Equinox Frontier Heritage Fund, Equinox Frontier Masters Fund, and Equinox Frontier Long/Short Commodity Fund. The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance. As of December 31, 2015, $382,137 is due from the Series for incentive fees and is included in due from affiliates on the statement of financial condition.

Interest: Up to two percentage points (annualized) of aggregate return of interest income from all sources, including assets held at futures commission merchants, is paid to the Company by the Equinox Frontier Balanced Fund (Classes 1, 2), Equinox Frontier Winton Fund, Equinox Frontier Select Fund, and Equinox Frontier Heritage Fund. Up to 20% of the aggregate interest income is paid by the Equinox Frontier Balanced Fund (Classes 1a, 2a, and 3a), Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Diversified Fund, and Equinox Frontier Masters Fund to the Company. As of December 31, 2015, $159,867 is due from the Series for interest and is included in due from affiliates on the statement of financial condition.

Service fees: With respect to Class 1 and 1a, the Series pay monthly to the Company a service fee at an annualized rate of up to 3.0% of the average daily net asset value of the Series, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. These fees are reimbursed by the Series monthly in arrears in an amount based upon a corresponding percentage of the net asset value of the Series, calculated daily. Consequently, the Company bears the risk and earns the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by the Company and the amount of the reimbursement thereof, which may result from variations in net asset values of the Series over the following 12 months. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. With respect to Class 2 and 2a of each Series, the Company pays to the selling agents of the Trust an annualized rate of up to 0.5% of the net asset value of the Series of which the Series pays monthly to the Company a service fee at an annualized rate of up to 0.25% of the net asset value of each Series sold until such Class 2 or Class 2a

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Units which are subject to the fee limitation and reclassified as Class 3 or Class 3a Units of the applicable Series for administrative purposes. The Company may also pay selling agents certain additional fees and expenses for administrative and other services rendered and expenses incurred by such selling agents. As of December 31, 2015, service fees receivable from the Trust were $20,601 and are included in due from affiliate on the statement of financial condition. The Company has recorded $24,251 of deferred service fee revenue as of December 31, 2015 as presented on the statement of financial condition.

Profit Sharing: In order to maintain service fee caps for certain Series of the Trust, the Company has agreed to reinvest expense amounts in excess of these service fee caps into the Trust under a profit sharing agreement with selling agents of the Trust. As of December 31, 2015, profit sharing due to the Trust under this agreement was $12,802.

The Bornhoft Group Corporation (TBG), an affiliate of the Company, provides services to the Company in connection with the daily valuation and asset allocation of each Series of the Trust. The Company pays TBG 0.10% (annualized) of the Equinox Frontier Balanced Fund trading level, computed daily, in addition to a consulting fee in exchange for the services provided. The consulting fee is comprised of payments of $1,100,000, $600,000 and $300,000 for the years ended April 20, 2013, 2014 and 2015 respectively, payable in monthly installments in arrears. The Company also pays for certain expenses on behalf of TBG under the consulting agreement. As of December 31, 2015, $11,397 is due from TBG and is included in due from affiliates on the statement of financial condition.

From January 1, 2015 to May 31, 2015, the Company paid to Solon Capital LLC, an affiliate, a monthly fee of 0.45% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with product development and marketing services. As of June 1, 2015 Solon Capital agreed to waive this fee. As of December 31, 2015, amounts due to Solon Capital were $53,651 and $1,164,120 was due from Solon Capital for certain expenses paid on behalf of Solon Capital. These amounts are included in due to and due from affiliates, respectively, on the statement of financial condition.

The Company pays certain expenses on behalf of Equinox Institutional Asset Management (EIAM), an affiliate, for operational purposes. As of December 31, 2015, amounts due from EIAM were $1,461,624 and $41,037 was due to EIAM. These amounts are included in due from and due to affiliates, respectively, on the statement of financial condition.

In accordance with an expense sharing agreement, the Company pays wholesaling fees and certain expenses on behalf of Equinox Group Distributors, LLC (EGD), an affiliate, for operational purposes. As of December 31, 2015, amounts due from EGD were $176,376, and are included in due from affiliates on the statement of financial condition.

The Company is owed a reimbursement of insurance expense paid by the Company that was the responsibility of Equinox Funds Trust. As of December 31, 2015, $115,641 is included in due from affiliates on the statement of financial condition.

As of December 31, 2015, the Company had $37,729 in expenses due to certain Mutual Funds, which are included in due to affiliates on the statement of financial condition.

Note 5.	Members’ Capital

The Company’s Operating Agreement (the Agreement) was amended and restated effective December 31, 2015. Under the revised Agreement Class C and D membership interests were removed and the priority of distributions was amended. Distributions of capital and profits among the Classes of the Company (see Note 1) shall be treated in accordance with the provisions of Section 4 “Distributions: Allocation of Profits and Losses” of the amended Agreement, which provides priority of distribution of distributable cash from operations, other than capital transactions, as follows:

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

•	first, to the Preferred Members, pro rata in accordance with their respective Capital Contributions, until such Members have received cumulative distributions equal to their respective Capital Contributions plus their Priority Return as defined in the Agreement,

•	thereafter, to the Class B Member.

Distributions of capital or profits may only be made upon authorization by the management committee, which may only be granted under the Agreement after maintenance of funds necessary to meet regulatory requirements (the Company’s required 1% investment in the Trust, see Note 3), working capital requirements, and Reserves as defined in the Agreement.

Note 6.	Commitments and Contingencies

Building lease: On September 17, 2010, the Company entered into a Lease Agreement (Lease) for office space in Denver, Colorado. The commencement date of the Lease was November 1, 2010 and is set to expire on February 29, 2016, subject to adjustments per the agreement.

Future minimum payments under the Lease are as follows:

Period ending:
February 29, 2016	44,968

Total	$44,968

Contingencies: The Company is involved in certain legal actions in the normal course of business. Management believes that the ultimate resolution with respect to these matters will not materially affect the financial position of the Company.

Indemnifications: During the ordinary course of business, the Company makes certain indemnities and commitments under which it may be required to make payments in relation to certain transactions. These indemnities include indemnities to customers in relation to the Company’s performance under contracts to the maximum extent permitted under the law. The Company has not recorded any liability for these indemnities and commitments in the accompanying statement of financial condition. The Company does, however, accrue for losses for any known contingent liability, including those that may arise from indemnification provisions, when future payment is probable.

Settlement: As previously reported in the Trust’s most recent Annual Report on Form 10-K for the year ended December 31, 2015, the Company had reached an agreement in principle with the Securities and Exchange Commission (SEC) providing for the entry into a consent order to settle allegations related to certain disclosures of certain options invested in by certain of the Series of the Trust, as well as the Company’s calculation and disclosure of management fees paid by investors in certain of the Series. The SEC accepted the offer of settlement pursuant to which the Company neither admits nor denies the negligence-based allegations made by the SEC and will make the monetary payments of $5,404,004, which the Company has agreed to disgorge to investors. The Company has also agreed to pay pre-judgment interest of $596,063 and civil monetary penalties of $400,000 to the SEC and $250,000 to the Commodity Futures Trading Commission (CFTC).

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Note 7.	Trading Activities and Related Risks

The Company, through its investments, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Company is exposed to both: market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts requires margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Certain Series of the Trust enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of counterparty insolvency, it is possible that the recovered amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company, through its investments, is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of swap transactions through its investments.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

Note 8.	Subsequent Events

On January 12, 2016, the Company executed an offer of settlement that was submitted to the CFTC. The CFTC accepted the offer of settlement on or about March 14, 2016 pursuant to which the Company neither admits nor denies the negligence-based allegations made by the CFTC. On April 18, 2016, the Company made a payment of $4,500,000 to escrow for disgorgement to investors affected by SEC settlement. On April 19, 2016, the Company made a payment of $400,000 to the SEC for civil penalty related to the settlement.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

On February 26, 2016, the Company entered into an agreement to sublease 1,900 rentable square feet of office space in Denver, Colorado. The Company agrees to pay a $5,000 deposit as well as $5,000 per month from the period March 1, 2016 through May 31, 2016. The agreement thereafter shall automatically renew on a month to month basis unless sooner terminated by either party with 45 days written notice.

On April 13, the Company redeemed $3,000,000 of its investment in the Trust. The redemption was comprised of $2,000,000 from Equinox Frontier Diversified Fund Class 2, $500,000 from Equinox Frontier Balanced Fund Class 2, $400,000 from Equinox Frontier Masters Fund Class 2, and $100,000 from Equinox Frontier Long/Short Commodity Fund Class 2.

On April 13, 2016, the Company received a payment from EIAM in the amount of $1,481,942 in full settlement of the intercompany receivable recorded as of December 31, 2015.

On April 19, 2016, the Company received a payment from Solon Capital LLC in the amount of $566,741 to settle a portion of the intercompany receivable recorded as of December 31, 2015.